PENUMBRA, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
References herein to “we,” “us,” “our,” “Company,” and “Penumbra,” refer to Penumbra, Inc. and its consolidated subsidiaries unless the context specifically states otherwise.

On July 3, 2017, Penumbra acquired all of the outstanding shares of Crossmed S.p.A., a joint stock company organized and existing under the laws of the Republic of Italy (“Crossmed”), from Paola Bergadano and Raffavena S.r.l. in liquidazione, a limited liability company organized and existing under the laws of the Republic of Italy (“Raffavena” and, together with Ms. Bergadano, the “Sellers”), pursuant to a Sale and Purchase Agreement dated as of June 30, 2017 (the “Purchase Agreement”) by and among Penumbra, the Sellers, and the sole shareholder of Raffavena.
The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Penumbra and Crossmed after giving effect to Penumbra’s acquisition of Crossmed that was completed on July 3, 2017 (the “Acquisition Date”). The unaudited pro forma condensed combined financial information gives effect to our acquisition of Crossmed based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined balance sheet as of June 30, 2017 is presented as if the acquisition of Crossmed had occurred on June 30, 2017. The unaudited pro forma condensed combined statements of operations and comprehensive (loss) income for the six months ended June 30, 2017 and the year ended December 31, 2016 are presented as if the acquisition had occurred on January 1, 2016. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations and comprehensive (loss) income, expected to have a continuing impact on the combined results.
The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the Acquisition Date) as we finalize the valuations of the net tangible and intangible assets acquired.
The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.
The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, and the historical financial statements of Crossmed for the year ended December 31, 2016 (included in Exhibit 99.1 to this Current Report on Form 8-K/A) prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The historical unaudited financial information of Crossmed as of and for the six months ended June 30, 2017, have been derived from its underlying accounting records of Crossmed, adjusted for the impact of U.S. GAAP.

Penumbra, Inc.
Pro Forma Condensed Combined Balance Sheets
As of June 30, 2017
(unaudited)
(in thousands)

	Historical
	Penumbra, Inc.	Crossmed S.pA.(1) (in USD)(2)	Pro Forma Adjustments(3)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$76,576	$226	$(9,782)	(a)	$67,020
Marketable investments	142,068	423	—		142,491
Accounts receivable, net	48,714	4,517	(3,288)	(e)	49,943
Inventories	81,141	1,457	—		82,598
Prepaid expenses and other current assets	14,399	642	—		15,041
Restricted cash	1,819	—	—		1,819
Total current assets	364,717	7,265	(13,070)		358,912
Property and equipment, net	24,419	956	—		25,375
Intangible assets, net	—	—	11,720	(c)	11,720
Goodwill	—	—	1,905	(c)	1,905
Deferred taxes	22,496	—	—		22,496
Other non-current assets	5,371	—	—		5,371
Total assets	$417,003	$8,221	$555		$425,779
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,334	$3,471	$(2,615)	(e)	$5,190
Accrued liabilities	33,177	1,770	3,627	(b)(d)	38,574
Total current liabilities	37,511	5,241	1,012		43,764
Deferred rent	5,682	—	—		5,682
Other non-current liabilities	832	1,757	766	(b)(e)	3,355
Total liabilities	44,025	6,998	1,778		52,801
Stockholders’ equity:
Common stock	33	—	—		33
Additional paid-in capital	384,965	126	(126)	(h)	384,965
Accumulated other comprehensive loss	(4,695)	—	—		(4,695)
Accumulated (deficit) equity	(7,325)	1,097	(1,097)	(h)	(7,325)
Total stockholders’ equity	372,978	1,223	(1,223)		372,978
Total liabilities and stockholders’ equity	$417,003	$8,221	$555		$425,779

(1) Certain changes were made to align Crossmed’s financial information with Penumbra’s presentation.
(2) Crossmed’s balance sheet as of June 30, 2017, converted from Euro to U.S. dollars using an exchange rate of $1.14239 per euro.
(3) Refer to Note “3. Pro Forma Adjustments” of the pro forma condensed combined financial information for more information on the pro forma adjustments.

See notes to unaudited pro forma condensed combined financial information

Penumbra, Inc.
Pro Forma Condensed Combined Statement of Operations and Comprehensive (Loss) Income
For the Six Months Ended June 30, 2017
(unaudited)
(in thousands, except share and per share amounts)

	Historical
	Penumbra, Inc.	Crossmed S.pA.(1) (in USD)(2)	Pro Forma Adjustments(3)		Pro Forma Combined
Revenue	$153,802	$5,387	$(2,594)	(f)	$156,595
Cost of revenue	55,164	3,501	(2,594)	(f)	56,071
Gross profit	98,638	1,886	—		100,524
Operating expenses:
Research and development	15,128	—	—		15,128
Sales, general and administrative	86,884	1,574	431	(c)	88,889
Total operating expenses	102,012	1,574	431		104,017
(Loss) income from operations	(3,374)	312	(431)		(3,493)
Interest income (expense), net	1,268	(81)	—		1,187
Other (expense) income, net	(721)	93	—		(628)
(Loss) income before income taxes	(2,827)	324	(431)		(2,934)
Provision for (Benefit from) income taxes	1,837	130	(172)	(g)	1,795
Net (loss) income	(4,664)	194	(259)		(4,729)
Foreign currency translation adjustments, net of tax	(74)	—	—		(74)
Unrealized (loss) on available-for-sale securities, net of tax	67	—	—		67
Comprehensive (loss) income	$(4,671)	$194	$(259)		$(4,736)
Net (loss) income	$(4,664)	$194	$(259)		$(4,729)
Net loss per share from:
Basic	$(0.14)				$(0.15)
Diluted	$(0.14)				$(0.15)
Weighted average shares used to compute net loss per share:
Basic	32,420,105				32,420,105
Diluted	32,420,105				32,420,105

(1) Certain changes were made to align Crossmed’s financial information with Penumbra’s presentation.
(2) Crossmed’s statement of operations for the six months ended June 30, 2017, converted from Euro to U.S. dollars using an exchange rate of $1.0817438 per euro.
(3) Refer to Note “3. Pro Forma Adjustments” of the pro forma condensed combined financial information for more information on the pro forma adjustments.

See notes to unaudited pro forma condensed combined financial information

Penumbra, Inc.
Pro Forma Condensed Combined Statement of Operations and Comprehensive (Loss) Income
For the Year Ended December 31, 2016
(unaudited)
(in thousands, except share and per share amounts)

	Historical
	Penumbra, Inc.	Crossmed S.pA.(1) (in USD)(2)	Pro Forma Adjustments(3)		Pro Forma Combined
Revenue	$263,317	$8,847	$(3,902)	(f)	$268,262
Cost of revenue	92,488	5,400	(3,902)	(f)	93,986
Gross profit	170,829	3,447	—		174,276
Operating expenses:
Research and development	23,875	—	—		23,875
Sales, general and administrative	148,304	2,600	861	(c)	151,765
Total operating expenses	172,179	2,600	861		175,640
(Loss) income from operations	(1,350)	847	(861)		(1,364)
Interest income (expense), net	2,323	(121)	—		2,202
Other (expense) income, net	(1,842)	59	—		(1,783)
(Loss) income before income taxes	(869)	785	(861)		(945)
Provision for (Benefit from) income taxes	(15,683)	310	(340)	(g)	(15,713)
Net income (loss)	14,814	475	(521)		14,768
Foreign currency translation adjustments, net of tax	(2,631)	—	—		(2,631)
Unrealized gains on available-for-sale securities, net of tax	58	—	—		58
Comprehensive income (loss)	$12,241	$475	$(521)		$12,195
Net income (loss)	$14,814	$475	$(521)		$14,768
Net income per share from:
Basic	$0.49				$0.48
Diluted	$0.44				$0.44
Weighted average shares used to compute net income per share:
Basic	30,464,583				30,464,583
Diluted	33,478,078				33,478,078

(1) Certain changes were made to align Crossmed’s financial information with Penumbra’s presentation.
(2) Crossmed’s statement of operations for the year ended December 31, 2016, converted from Euro to U.S. dollars using an exchange rate of $1.106537 per euro.
(3) Refer to Note “3. Pro Forma Adjustments” of the pro forma condensed combined financial information for more information on the pro forma adjustments.

See notes to unaudited pro forma condensed combined financial information

Penumbra, Inc.
Notes to Pro Forma Condensed Combined Financial Information
(unaudited)
1. Basis for Pro Forma Presentation
The unaudited pro forma condensed combined balance sheet as of June 30, 2017 combines our historical condensed consolidated balance sheet with the historical condensed balance sheet of Crossmed and has been prepared as if our acquisition of Crossmed had occurred on June 30, 2017. The unaudited pro forma condensed combined statements of operations and comprehensive (loss) income for the six months ended June 30, 2017 and for the year ended December 31, 2016 combine our historical consolidated statements of operations and comprehensive (loss) income with Crossmed’s historical statements of operations and have been prepared as if the acquisition had occurred on January 1, 2016. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations and comprehensive (loss) income, expected to have a continuing impact on the combined results.
We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with the authoritative guidance for business combinations. In accordance with this guidance, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of the purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.
The pro forma adjustments described below were developed based on Penumbra management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Crossmed based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration may differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized.
The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.
The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other activities that could result from the acquisition.
The following caption changes or reclassifications have been made to the presentation of Crossmed’s historical financial statements in order to conform to Penumbra’s presentation:

•	Crossmed’s trade receivables caption was changed to accounts receivable;

•	Crossmed’s fixed assets caption was changed to property and equipment, net;

•	Crossmed’s financial assets of $0.4 million have been reclassified to marketable securities;

•	Crossmed’s trade payables caption was changed to accounts payable;

•	Crossmed’s other payables of $0.5 million was reclassified to accrued liabilities;

•	Crossmed’s provision and reserve for employee termination of $0.4 million was reclassified to other non-current liabilities;

•	Crossmed’s share capital caption was changed to additional paid-in capital;

•	Crossmed’s interest expense caption was changed to interest income (expense), net and the amount of interest expense has been presented as a negative number;

•	Crossmed’s other (income) expense, net caption was changed to other (expense) income, net and the amount of other income has been presented as a positive number.
Additionally, Crossmed’s historical financial statements have been prepared by Crossmed in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

2. Preliminary Purchase Consideration and Related Allocation
The following table summarizes the preliminary total purchase consideration (in U.S. $ and in thousands):

Cash	$9,782
Preliminary working capital and financial debt adjustments, net	638
Preliminary estimated fair value of contingent consideration	4,419
Contract purchase price	$14,839
Consideration for settlement of pre-existing receivable due from Crossmed to Penumbra	3,288
Total value of consideration transferred	$18,127
Pursuant to the terms of the Purchase Agreement, Penumbra paid the Sellers €8.6 million, or approximately $9.8 million, subject to customary post-closing adjustments for working capital and financial debt. In addition, Penumbra will pay the Sellers additional consideration in the form of cash milestone payments based on Crossmed’s net revenue, and may pay additional consideration based on incremental net revenue, for each of the fiscal years ended December 31, 2017, 2018 and 2019. Refer to Note “3. Pro Forma Adjustments” for more information on the methodology which will be used to estimate the fair value of the contingent consideration.
The following table summarizes the preliminary allocation of the assets acquired and liabilities assumed based on their fair values on the assumed acquisition date and the related estimated useful lives of the amortizable intangible assets acquired (in thousands, except for estimated useful life):

	Preliminary fair value	Preliminary estimated useful life
Tangible assets acquired:
Accounts receivable, net	$4,484
Inventories	1,452
Other current and non-current assets	1,282
Property and equipment, net	953

Tangible liabilities assumed:
Accounts payable	$(825)
Accrued liabilities	(1,779)
Other non-current liabilities	(1,065)

Finite-lived and indefinite-lived intangible assets:
Customer relationships	$11,120	15 years
Other	600	5 years
Goodwill	1,905
Total	$18,127
We believe the amount of goodwill resulting from the allocation of purchase consideration is primarily attributable to expected synergies from future growth. In accordance with the authoritative guidance for business combinations, goodwill will not be amortized but instead will be tested for impairment at least annually and more frequently if certain indicators of impairment are present. In the event that goodwill has become impaired, we will record an expense for the amount impaired during the fiscal quarter in which the determination is made.
Upon completion of the fair value assessment, it is anticipated that the final purchase price and the allocation of the purchase price may differ from the preliminary assessment outlined above. Any changes to the preliminary fair value of the contingent consideration will result in a change in the total purchase price. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.
3. Pro Forma Adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(a) To record the cash consideration paid by Penumbra in connection with the acquisition, excluding post-closing adjustments for working capital, financial debt (as discussed in (d) below) and contingent consideration (as discussed in (b) below).
(b) To record a short-term and long-term liability in the amount of $3.0 million and $1.4 million, respectively, for the preliminary fair value of contingent consideration related to the cash milestone payments Penumbra will make to the Sellers based on Crossmed’s net revenue and potential additional consideration based on incremental net revenue, for each of the fiscal years ended December 31, 2017, 2018 and 2019 (the “earn-out period”). The fair value will be estimated using a Monte Carlo simulation model that will utilize key assumptions including forecasted revenues during the earn-out period, volatility, and estimated discount rates corresponding to the periods of expected payments. The fair value of the contingent consideration liability will be evaluated each reporting period and changes in its fair value will be included in the Company’s results of operations.
(c) To record preliminary fair values of the intangible assets acquired in connection with the Crossmed acquisition and associated amortization expenses (in thousands, except for estimated useful life).

	Preliminary fair values	Preliminary estimated useful life	Six months amortization based upon preliminary fair values	Annual amortization based upon preliminary fair values
Customer relationships	$11,120	15	$371	$741
Other	600	5	60	120
Goodwill	1,905		—	—
	$13,625		$431	$861
(d) To record the estimated working capital and financial debt adjustment in the amount of $0.6 million, as if the acquisition closed on June 30, 2017.
(e) To record the elimination of accounts receivable/accounts payable and loans receivable/payable to Penumbra as of June 30, 2017, that will become intercompany balances following the completion of the acquisition and thus will eliminate in consolidation. The short-term and long-term portions of the payable pro forma adjustments were $2.6 million and $0.7 million, respectively. The accounts receivable pro forma adjustment was $3.3 million.
(f) The record the elimination of historical sales and corresponding cost of sales between Penumbra and Crossmed for the six months ended June 30, 2017, and year ended December 31, 2016, that will become intercompany transactions following the completion of the acquisition and thus will eliminate in consolidation.
(g) To record the pro forma adjustments to reflect benefits from income tax at the weighted-average estimated statutory income tax rates applicable for the year ended December 31, 2016 and the six months ended June 30, 2017 as if Penumbra and Crossmed had been a combined company as of January 1, 2016.
(h) To record the elimination of Crossmed’s equity accounts of additional paid-in capital and accumulated equity.